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Exhibit 21

HARRAH'S ENTERTAINMENT, INC. SUBSIDIARIES

Name	Jurisdiction of Incorporation	Percentage of Ownership	Date of Inc.	FEIN Number
Aster Insurance Ltd.	Bermuda	100%	02/06/90	62-1428220
Harrah's Operating Company, Inc.	Delaware	100%	08/08/83	75-1941623
Dusty Corporation	Nevada	100%	07/02/98	88-0398744
Harrah's Entertainment Limited	England/Wales	100%	11/06/02	98-0414872
Harrah's Activity Limited	England/Wales	100%	11/19/02	N/A
Harrah's Portside Limited	England/Alderney	100%	06/25/03	N/A
Harrah's Interactive Limited	England/Wales	100%	11/20/02	N/A
Harrah's Online Limited	Alderney	100%	03/20/03	N/A
Harrah South Shore Corporation	California	100%	10/02/59	88-0074793
Harrah's Alabama Corporation	Nevada	100%	09/09/93	88-0308027
Harrah's Arizona Corporation	Nevada	100%	01/26/93	62-1523519
Harrah's Atlantic City, Inc.	New Jersey	100%	02/13/79	93-0737757
Harrah's Aviation, Inc.	Tennessee	100%	03/11/63	62-0694622
Harrah's Bossier City Management Company, LLC	Nevada	100%	08/29/02	71-0902685
HCAL Corporation	Nevada	100%	02/02/94	88-0313169
Harrah's Consulting Corporation	Nevada	100%	06/15/93	88-0307990
Harrah's Illinois Corporation	Nevada	100%	12/18/91	88-0284653
Harrah's Interactive Investment Company	Nevada	100%	09/21/94	88-0326036
Harrah's Kansas Casino Corporation	Nevada	100%	11/12/93	88-0313173
HPB Corporation	Kansas	100%	11/13/97	74-2859636
Harrah's Las Vegas, Inc.	Nevada	100%	03/21/68	88-0116377
Harrah's Laughlin, Inc.	Nevada	100%	07/10/87	88-0230282
Harrah's Management Company	Nevada	100%	04/07/83	88-0187173
Harrah's Marketing Services Corporation	Nevada	100%	08/21/97	86-0889202
Harrah's Maryland Heights LLC[1]	Delaware	54.45%	10/16/95	43-1725857
Harrah's Maryland Heights Operating Company	Nevada	100%	06/20/95	88-0343024
Harrah's NC Casino Company, LLC[2]	North Carolina	99%	04/21/95	56-1936298
Harrah's New Jersey, Inc.	New Jersey	100%	09/13/78	22-2219370
Harrah's New Orleans Management Company	Nevada	100%	05/21/93	62-1534758
Harrah's North Kansas City LLC[3]	Missouri	100%	12/15/99	62-1802713
Harrah's Nova Scotia Unlimited Liability Company	Nova Scotia	100%	12/17/02	BN865188759
Harrah's of Jamaica, Ltd.	Jamaica	100%	07/12/85	N/A
Harrah's Operating Company Memphis, Inc.	Delaware	100%	12/15/99	62-1802711
Harrah's Pittsburgh Management Company	Nevada	100%	06/08/94	88-0320269
Harrah's Reno Holding Company, Inc.	Nevada	100%	02/23/88	62-1440237
Harrah's Shreveport/Bossier City Holding Company, LLC	Delaware	100%	08/29/02	71-0902683
Harrah's Shreveport Management Company, LLC	Nevada	100%	12/18/00	62-1839697
Harrah's Shreveport Investment Company, LLC	Nevada	100%	12/18/00	88-0292677
Harrah's Shreveport/Bossier City Investment Company, LLC[4]	Delaware	84.3%	08/30/02	71-0902682
Harrah's Bossier City Investment Company, LLC	Louisiana	100%	01/28/03	71-0902684
Harrah's Skagit Valley Agency Corporation	Nevada	100%	11/08/95	88-0348745
Harrah's Southwest Michigan Casino Corporation	Nevada	100%	04/06/95	88-0337476
Harrah's Travel, Inc.	Nevada	100%	07/30/98	88-0400542
Harrah's Tunica Corporation	Nevada	100%	08/10/92	88-0292680
Harrah's Vicksburg Corporation	Nevada	100%	07/13/92	88-0292320
Harrah's Wheeling Corporation	Nevada	100%	04/29/94	88-0317848
JCC Holding Company II LLC	Delaware	100%	10/30/03
JCC Holding Company	Delaware	100%	08/20/98	62-1650470
Jazz Casino Company, LLC	Louisiana	100%	12/09/97	72-1429291
JCC Development Company, LLC	Louisiana	100%	09/21/98	62-1735842
JCC Canal Development, LLC	Louisiana	100%	09/21/98	[ ]

1

JCC Fulton Development, LLC	Louisiana	100%	09/21/98	[ ]
Penn Properties LLC	Delaware	100%	10/28/03
Rio Hotel & Casino, Inc.	Nevada	100%	06/14/88	95-3671082
Rio Resort Properties, Inc.	Nevada	100%	09/04/87	88-0229914
Rio Properties, Inc.	Nevada	100%	02/24/92	88-0288115
Cinderlane, Inc.	Nevada	100%	12/29/94	88-3331880
Twain Avenue, Inc.	Nevada	100%	08/08/97	88-0438885
HLG, Inc.	Nevada	100%	10/28/96	88-0371040
HLG Singapore PTE Ltd	Singapore	100%	01/31/98	N/A
Rio Development Company, Inc.	Nevada	100%	08/28/96	88-0220505
Rio Vegas Hotel Casino, Inc.	Nevada	100%	09/28/88	N/A
Showboat, Inc.	Nevada	100%	02/16/60	88-0090766
Ocean Showboat, Inc.	New Jersey	100%	09/12/83	22-2500790
Atlantic City Showboat, Inc.	New Jersey	100%	01/10/84	22-2500794
Showboat Development Company	Nevada	100%	06/09/83	88-0227522
Showboat Indiana, Inc.	Nevada	100%	09/13/93	88-0308090
Showboat Louisiana, Inc.	Nevada	100%	05/18/93	88-0302250
Showboat New Hampshire, Inc.	Nevada	100%	07/26/94	N/A
Showboat Land Company	Nevada	100%	11/12/97	88-0378914
Showboat Operating Company	Nevada	100%	04/10/73	88-0121120
Showboat Land LLC[5]	Nevada	1%	11/04/97	88-0382943
Showboat Nova Scotia Unlimited Liability Company	Nova Scotia	100%	12/13/02	BN865301022
Trigger Real Estate Corporation	Nevada	100%	07/02/98	88-0398745
Waterfront Entertainment and Development, Inc.[6]	Indiana	99%	07/19/93	35-1897368
Players International, LLC	Nevada	100%	12/04/02	95-4175832
Players Development, Inc.	Nevada	100%	06/17/96	22-3452913
Players Holding, LLC	Nevada	100%	12/04/02	88-0346670
PCI, Inc.	Nevada	100%	08/03/84	95-3949053
Players Bluegrass Downs, Inc.	Kentucky	100%	07/29/93	61-1250331
Players LC, LLC	Nevada	100%	12/04/02	22-3414663
Harrah's Lake Charles, LLC	Louisiana	100%	01/19/96	72-1233908
Players Maryland Heights, Inc.	Missouri	100%	10/06/93	43-1662850
Players Maryland Heights Nevada, LLC	Nevada	100%	12/11/03	88-0345262
Players Riverboat, LLC	Nevada	100%	12/03/02	88-0332372
Players Riverboat Management, LLC	Nevada	100%	12/04/02	88-0332373
Players Riverboat II, LLC[7]	Louisiana	1%	12/10/02	72-1297055
Harrah's Star Partnership[8]	Louisiana	99%	08/19/93	72-1246016
Southern Illinois Riverboat/Casino Cruises, Inc.	Illinois	100%	12/09/90	37-1272361
Players Resources, Inc.	Nevada	100%	10/09/95	22-3409555
Players Services, Inc.	New Jersey	100%	10/05/95	22-3400988
Harveys Casino Resorts	Nevada	100%	06/30/55	88-0066882
Harveys BR Management Company, Inc.	Nevada	100%	07/29/99	91-2000710
Harveys C.C. Management Company, Inc.	Nevada	100%	10/06/93	88-0307948
Harveys Iowa Management Company, Inc.	Nevada	100%	06/13/94	88-0321071
Harveys L.V. Management Company, Inc.	Nevada	100%	10/06/93	88-0308319
Harveys Tahoe Management Company, Inc.	Nevada	100%	09/30/96	88-0370589
HBR Realty Company, Inc.	Nevada	100%	07/19/99	91-2000709
HCR Services Company, Inc.	Nevada	100%	10/11/96	88-0370327
Reno Projects, Inc.	Nevada	100%	04/13/93	88-0300954
WestAd	Nevada	100%	05/17/89	88-0288863
Subsidiaries of Partnerships
Reno Crossroads LLC[9]	Delaware		04/06/99	22-3741494
Showboat Marina Finance Corporation[10]	Nevada		03/07/96	88-0356197
Note:
Harrah's Operating Company, Inc. was formerly Embassy Suites, Inc.—name changed on 6/30/95.
Harrah's merged into Harrah's Operating Company, Inc. on 8/31/95.
Harrah's Club merged into Harrah's Operating Company, Inc. on 8/31/95.
Showboat, Inc. merged into HEI Acquisition Corp. on 6/1/98 and was the surviving entity.

2

Public Company Ownership
Interactive Entertainment Limited[11]	Bermuda	35.5%	01/28/81	98-0170199

54.45% Harrah's Operating Company, Inc., .55% Harrah's Maryland Heights Operating Company, 4.5% Players Maryland Heights, Inc., 40.50% Players Maryland Heights Nevada, Inc.

99% Harrah's Operating Company, Inc., 1% Harrah's Management Company

3
Successor by merger with Harrah's North Kansas City Corporation, 100% Harrah's Operating Company, Inc.

4
84.3% Harrah's Shreveport Investment Company, LLC, 9.8% Harrah's Shreveport/Bossier City Holding Company, LLC, 0.9% Harrah's Shreveport Management Company, LLC—Remaining 5% owned as follows: 4% Downs Entertainment, Group 2, LLC, 1% Downs Entertainment, Group 1, LLC

5
1% Showboat Operating Company, 99% Showboat Land Holding Limited Partnership

6
99% Harrah's Operating Company, Inc., .5% John Flores, .5% George Pabey

7
1% Players Riverboat Management, LLC, 99% Players Riverboat, LLC

8
99% Players Riverboat II, LLC, 1% Players Riverboat Management, LLC

9
100% owned by Marina Associates.

10
100% owned by Showboat Marina Casino Partnership

11
Harrah's Operating Company, Inc., stockholder

HARRAH'S ENTERTAINMENT, INC. PARTNERSHIPS

Date Formed	Name and Address	Location Of Property	Subsidiary Serving As Partner	Ownership %		Control %		Other Partner
09/14/78	Marina Associates Joint Venture (a NJ general partnership) 777 Harrah's Blvd. Atlantic City, NJ 08401	Atlantic City, New Jersey FEIN: 62-1051302	Harrah's Atlantic City, Inc. Harrah's New Jersey, Inc.	48.65 51.34	% %	48.65 51.34	% %	N/A N/A
02/28/92	Des Plaines Development Limited Partnership 150 N. Scott Street Joliet, IL 60431	North Joliet, IL (Riverboats) FEIN: 62-1522919	Harrah's Illinois Corporation	80%		83%		Des Plaines Development Corporation (20%)
11/10/92	Red River Entertainment of Shreveport Partnership in Commendam 401 Market Street Suite 800 Shreveport, LA 71101	Shreveport, LA (Riverboat) FEIN: 72-1228415	Harrah's Shreveport/Bossier City Investment Company, LLC Harrah's Bossier City Investment Company, LLC	99 1	% %	99 1	% %
03/28/95	Tunica Partners L.P. (a MS limited partnership)	Harrah's Casino Tunica, MS FEIN: 64-0858677	Harrah's Tunica Corporation (General Partner)	83%		83%		Harrah's Vicksburg Corporation 17% (Limited Partner)
06/03/95	Tunica Partners II L.P.	Harrah's Casino Tunica, MS (formerly the Southern Belle Casino) FEIN: 64-0861631	Harrah's Tunica Corporation (General Partner)	83%		83%		Harrah's Vicksburg Corporation 17% (Limited Partner)
06/21/96	Tunica Golf Course LLC 1023 Cherry Road Memphis, TN 38117	Tunica, MS FEIN: 52-1984039	Harrah's Tunica Corporation	33.33%		33.33%		HWCC-Golf Course Partners, Inc. 33.33% Boyd Tunica, Inc. 33.33%
12/21/98	Turfway Park, LLC	Florence, KY FEIN:	Dusty Corporation	33.33%		33.33%		Dreamport, Inc. 33.33% Keeneland Association, Inc. 33.33%
04/06/99	Reno Crossroads LLC 777 Harrah's Boulevard Atlantic City, NJ 08401	Reno, NV FEIN: 22-3741494	Marina Associates	100%		100%
01/28/94	Showboat Indiana Investment Limited Partnership	East Chicago, IN	Showboat Indiana, Inc. (General Partner)	1%		1%		Showboat Operating Company (99%) (Limited Partner)

03/01/96	Showboat Marina Casino Partnership dba Harrah's East Chicago	East Chicago, IL FEIN: 35-1978576	Showboat Marina Partnership (General Partner) Showboat Marina Investment Partnership (General Partner)	99 1	% %	99 1	% %
08/02/95	Showboat Marina Investment Partnership	East Chicago, IL FEIN: 35-1978578	Showboat Indiana Investment Limited Partnership (General Partner)	55%		55%		Waterfront Entertainment & Development Inc. (45%) (General Partner)
07/19/93	Showboat Marina Partnership	East Chicago, IL FEIN: 35-1901969	Showboat Indiana Investment Limited Partnership (General Partner)	55%		55%		Waterfront Entertainment & Development Inc. (45%) (General Partner)
11/14/97	Showboat Land Holding Limited Partnership	FEIN: 88-0378916	Showboat Land Company (General Partner)	1%		1%		Showboat Operating Company (99%) (Limited Partner)
06/14/93	Metropolis, IL 1292 LP		Southern Illinois Riverboat/Casino Cruises, Inc. (Special Limited Partner)	12.5%				API/Metropolis IL, Inc. (General Partner) Misc. Widows & Orphans (Limited Partner)
09/04/03	Gala Regional Developments	London, UK	Harrah's Activity Limited	50%		50%		Gala Joint Activities Limited (50%)

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  Exhibit 21
HARRAH'S ENTERTAINMENT, INC. SUBSIDIARIES
HARRAH'S ENTERTAINMENT, INC. PARTNERSHIPS